UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2025

CB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 001-36706

Pennsylvania	51-0534721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Market Street,	Carmichaels,	PA	15320
(Address of principal executive offices)			(Zip code)

(724)	966-5041
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange
Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

CB Financial Services, Inc. (the “Company”) held its annual meeting of stockholders on May 21, 2025. The final vote result as to each matter submitted to a vote of stockholders is as follows:

1.    The following nominees were elected as directors of the Company, each for a three-year term and until his or her successor is elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
Jonathan A. Bedway	2,082,576	738,018	1,092,933
Charles R. Guthrie	2,038,387	782,207	1,092,933
John H. Montgomery	2,683,568	137,026	1,092,933

2.    The appointment of Forvis Mazars, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
3,803,590	108,160	1,777	—

3.    The compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved by the following advisory, non-binding vote:

For	Against	Abstain	Broker Non-Votes
2,540,914	224,526	55,154	1,092,933

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

104.1.	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: May 21, 2025	By:	/s/ John H. Montgomery
John H. Montgomery
President and Chief Executive Officer

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